EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-85174, 333-64697, 333-51574, and 333-43073, and Form S-3 No. 333-70756) of NetBank, Inc. of our report dated January 29, 2002 (except Note 22, as to which the date is March 31, 2002) with respect to the consolidated financial statements of Resource Bancshares Mortgage Group, Inc. included in NetBank, Inc.’s Current Report on Form 8-K/A dated June 13, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

June 13, 2002